Exhibit 10.3

Form of Consent Letter

[Name]

Middleburg Financial Corporation

111 West Washington Street

Middleburg, Virginia 20117

Dear [Name]:

Middleburg Financial Corporation (the "Company") anticipates entering into a Securities Purchase Agreement (the "Securities Purchase Agreement"), with the United States Department of Treasury ("Treasury") that provides for the Company's participation in the Treasury's TARP Capital Purchase Program (the "CPP"). If the Company does not participate or ceases at any time to participate in the CPP, this letter shall be of no further force and effect.

For the Company to participate in the CPP and as a condition to the closing of the investment contemplated by the Securities Purchase Agreement, the Company is required to establish specified standards for incentive compensation to its senior executive officers and to make changes to its compensation agreements. The Company intends to apply these standards to its senior executive officers. To comply with these requirements, and in consideration of the benefits that you will receive as a result of the Company's participation in the CPP, you agree as follows:

(1)

No Golden Parachute Payments. The Company is prohibiting any golden parachute payment to you during any "CPP Covered Period." A "CPP Covered Period" is any period during which (A) you are a senior executive officer and (B) Treasury holds an equity or debt position acquired from the Company in the CPP.

(2)

Recovery of Bonus and Incentive Compensation. Any bonus and incentive compensation paid to you during a CPP Covered Period is subject to recovery or "clawback" by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

(3)

Compensation Program Amendments. Each of the Company's compensation, bonus, incentive and other benefit plans, arrangements and agreements (including golden parachute, severance and employment agreements) (collectively, "Benefit Plans") with respect to you is hereby amended to the extent necessary to give effect to provisions (1) and (2) and you agree to execute any such amendments as maybe necessary to implement the agreements contained in this letter.

(4)

Benefit Plan Review. In addition, the Company is required to review its Benefit Plans to ensure that they do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of the Company. To the extent any such review requires revisions to any Benefit Plan with respect to you, you agree that the Company may implement unilaterally such changes to the

Benefits Plans that the Company determines are necessary consistent with its review of the Benefit Plans.

(5)	Definitions and Interpretation. This letter shall be interpreted as follows:

•	"Senior executive officer" means the Company's "senior executive officers" as defined in subsection 111(b)(3) of EESA Treasury Regulation, Title 31 CFR Part 30.9.

•	"Golden parachute payment" is used with the same meaning as in Section 111(b)(2)(C) of EESA.

•

"EESA" means the Emergency Economic Stabilization Act of 2008 as implemented by guidance or regulation issued by the Department of the Treasury and as published in the Federal Register on October 20, 2008.

•

The term "Company" includes any entities treated as a single employer with the Company under 31 C.F.R. § 30.1(b) (as in effect on the Closing Date). You are also delivering a waiver pursuant to the Securities Purchase Agreement, and, as between the Company and you, the term "employer" in that waiver will be deemed to mean the Company as used in this letter.

•	The term "CPP Covered Period" shall be limited by, and interpreted in a manner consistent with, 31 C.F.R. § 30.11 (as in effect on the Closing Date).

•

Provisions (1), (2), and (4) of this letter are intended to, and will be interpreted, administered and construed to, comply with Section 111 of EESA (and, to the maximum extent consistent with the preceding, to permit operation of the Benefit Plans in accordance with their terms before giving effect to this letter).

•

Miscellaneous. To the extent not subject to federal law, this letter will be governed by and construed in accordance with the laws of the Commonwealth of Virginia. This letter may be executed in two or more counterparts, each of which will be deemed to be an original. A signature transmitted by facsimile will be deemed an original signature.

We appreciate the concessions you are making and look forward to your continued leadership during these financially turbulent times.

[Signatures on next page]

Yours sincerely,

MIDDLEBURG FINANCIAL CORPORATION

By:
Name:
Title:

Intending to be legally bound,

I agree with and accept the foregoing

terms on the date set forth below.

[Name]

Date:	January 30, 2009

cc:	[Name], via Hand Delivery

SCHEDULE TO CONSENT LETTER

Senior Executive Officers

Joseph L. Boling

Arch A. Moore, III

James H. Patterson

Gary R. Shook

Rodney J. White